                                             Filed Pursuant to Rule 424(b)(3)
                                             Registration No.  333-66078


         PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 2, 2001
                                       OF
                               CALPINE CORPORATION
                                   RELATING TO
                       RESALES BY SELLING SECURITY HOLDERS
                                       OF
              ZERO-COUPON CONVERTIBLE DEBENTURES DUE APRIL 30, 2021

         The Prospectus dated November 2, 2001 (the "Prospectus") relating to resales by selling security holders of Calpine Corporation's Zero-Coupon Convertible Debentures Due April 30, 2021 is hereby supplemented by amending the "Selling Holders" section on pages 21-24 thereof by inserting the following as new selling security holders in the appropriate alphabetical location:

                                                                                                      AGGREGATE
                                                                                                      PRINCIPAL
                                                                AGGREGATE           AGGREGATE         AMOUNT OF
                                                             PRINCIPAL AMOUNT       PRINCIPAL         DEBENTURES
                                                              OF DEBENTURES         AMOUNT OF        BENEFICIALLY
                                                              OWNED PRIOR TO        DEBENTURES        OWNED AFTER
SELLING HOLDER                                                 THE OFFERING       BEING OFFERED      THE OFFERING
--------------                                                 ------------       -------------      ------------
HFR CA Performance Master Trust.............................  $   500,000         $   500,000         $        0
KBC Financial Products (Cayman Islands).....................   10,500,000          10,500,000                  0
Salomon Brothers Asset Management Inc.......................    5,000,000           5,000,000                  0

         In addition, the Prospectus is further supplemented by changing each of the entries under the columns "Aggregate Principal Amount of Debentures Owned Prior to the Offering" and "Aggregate Principal Amount of Debentures Being Offered" with respect to the selling security holders identified below as set forth hereunder.

                                                                                                    NEW AGGREGATE
                                                                                                       PRINCIPAL
                                                              NEW AGGREGATE       NEW AGGREGATE        AMOUNT OF
                                                             PRINCIPAL AMOUNT       PRINCIPAL         DEBENTURES
                                                              OF DEBENTURES         AMOUNT OF        BENEFICIALLY
                                                              OWNED PRIOR TO        DEBENTURES        OWNED AFTER
SELLING HOLDER                                                 THE OFFERING       BEING OFFERED      THE OFFERING
--------------                                                 ------------       -------------      ------------
Credit Suisse First Boston Corporation...................     $ 11,025,000        $11,025,000         $       0
Goldman Sachs and Company................................       36,115,000         36,115,000                 0
Silvercreek Limited Partnership..........................        9,820,000          9,820,000                 0
Silvercreek II Limited...................................       28,880,000         28,880,000                 0


                  Prospectus Supplement dated December 7, 2001